UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2014

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2014, AOL Inc. (the “Company”), entered into an Amendment (the “Amendment”) to the Credit Agreement, dated as of July 1, 2013 (the “Credit Agreement”) among AOL Inc. as Borrower, several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The amendment provides for amendments to, among other provisions, the indebtedness, restricted payment and swap agreement negative covenants and the cross-default event of default to accommodate the issuance of certain convertible notes and the entry into certain note hedge and warrant transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On August 14, 2014, the Company issued a press release announcing the pricing of its private offering of $330 million aggregate principal amount of the Notes and its grant to the initial purchasers of an option to purchase up to $49.5 million aggregate principal amount of the Notes to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to Credit Agreement among AOL Inc. as Borrower, several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated August 13, 2014.

99.1	Press release issued by AOL Inc., dated August 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Karen Dykstra
Name:	Karen Dykstra
Title:	Chief Financial and Administrative Officer

Date: August 14, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Credit Agreement among AOL Inc. as Borrower, several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated August 13, 2014.

99.1	Press release issued by AOL Inc., dated August 14, 2014.

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